EXHIBIT 23.2--CONSENT OF CROWE, CHIZEK AND COMPANY LLP, INDEPENDENT AUDITORS

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-4 and Prospectus of First Financial Bancorp. of our report, dated July 7, 1995, except for Note 14 as to which the date is September 11, 1995, on the consolidated financial statements of F&M Bancorp for the year ended April 30, 1995. We also consent to the use of our name and the statements with respect to us appearing under the heading of "Experts" in the Prospectus.

                                                   CROWE, CHIZEK AND COMPANY LLP

South Bend, Indiana
December 21, 1995